Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT


We have issued our report dated March 31, 2000, accompanying the consolidated financial statements included in the annual report of FFP Partners, L.P. on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the registration statement of FFP Partners, L.P. on Form S-8 (File No. 33-73170).

                                      Grant Thornton LLP



Dallas, Texas
April 12, 2000